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                                                                    EXHIBIT 99.1
FOR MORE INFORMATION:

Digital Lava contact:                                 FOR IMMEDIATE RELEASE
DANNY GAMPE
310/577-0200
dannyg@digitallava.com

                  DIGITAL LAVA INC. POSTPONES ANNUAL MEETING


MARINA DEL REY, CALIF. (MAY 30, 2000) - Digital Lava Inc. (DGV: AMEX), today announced that its Annual Meeting of Stockholders originally scheduled to be held at 3:00 p.m. on May 31, 2000 is being postponed until a later date, which the company presently anticipates will be in early July. The purpose of this change is to allow Digital Lava's stockholders to consider an additional proposal related to the company's financing alternatives and to authorize the issuance of additional shares. The rules of the American Stock Exchange, on which Digital Lava's shares are listed, require stockholder approval of share issuances under certain circumstances. Therefore, in order to comply with the rules of the American Stock Exchange and to allow stockholders time to consider this proposal in light of the information presented in the company's current proxy statement, the company will provide stockholders with a supplemental proxy statement with more information about the proposed transaction. Digital Lava will hold its Annual Meeting as soon as practicable following the distribution of supplemental proxy materials.

ABOUT DIGITAL LAVA

Digital Lava is a communications Application Services Provider (ASP) that offers rich mixed media software applications that seamlessly link digital video and audio content with a variety of other formats such as text, graphics, animation and web links. Our robust in-house service offering provides a turnkey solution that delivers rich media quickly and efficiently. These solutions provide end-users with a fully integrated and interactive experience on their computer desktops delivered via the Internet, Intranet, extranet, DVD, CD-ROM or any combination. Our business-to-business solutions are employed by Fortune 1000 companies in corporate communications, sales, marketing and


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training applications. Digital Lava's partners and clients include Microsoft,
InterVu, RealNetworks, Cisco Systems, Dell Computers, Hewlett Packard, KPMG, Prudential Insurance, Lotus Development Corporation, Shell Chemical and Zurich-American Insurance. Digital Lava is headquartered in Marina del Rey, California. For additional information, please visit Digital Lava's Web site at http://www.digitallava.com or call 1-888-222-LAVA.

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     THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS CONCERNING THE
     BUSINESS AND PRODUCTS OF THE COMPANY. ACTUAL RESULTS MAY DIFFER FROM THOSE PROJECTED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS DEPENDING ON A NUMBER OF RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO THE
     FOLLOWING: DEVELOPMENT, SHIPMENT AND MARKET ACCEPTANCE. OTHER RISKS INHERENT IN THE BUSINESS OF THE COMPANY ARE DESCRIBED IN SECURITIES AND EXCHANGE COMMISSION FILINGS, INCLUDING THE COMPANY PROSPECTUS ON FORM SB-2. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS RELEASE.


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